EXHIBIT 10.28c

          THIRD AMENDMENT TO REAL ESTATE PURCHASE AGREEMENT


         THIS THIRD AMENDMENT TO REAL ESTATE PURCHASE AGREEMENT (the "Amendment") is made and entered into as of the 30th day of April, 2001, by and between TROUT CREEK PROPERTIES, LLC ("Seller") and CRESCENT RESOURCES, LLC, formerly known as Crescent Resources, Inc. ("Buyer").

                                    RECITALS

         A. Seller and Buyer entered into that certain Real Estate Purchase Agreement (the "Agreement") dated November 29, 2000 and First Amendment dated January 17, 2001, and Second Amendment dated March 28, 2001, wherein Buyer agreed to purchase from Seller and Seller agreed to sell to Buyer certain real property located in Pasco County, Florida, described therein (the "Premises") in accordance with the terms and conditions of such Agreement.

         B. Seller and Buyer desire to extend the Investigation Period and extend the Closing Date for up to thirty days to provide more time for Seller to satisfy Conditions Precedent described in the Agreement.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, Seller and Buyer do hereby agree as follows:

         1. Investigation Period. The Investigation Period described in Paragraph 3 of the Agreement is hereby extended to expire at 5:00 PM local time in Tampa, Florida on May 30, 2001.

         2. Closing Date. Pursuant to Paragraph 6(a) of the Agreement, Buyer's obligation to close is conditioned upon issuance of permits from Southwest Florida Water Management District ("SWFWMD") and the Army Corps of Engineers ("ACOE"). Seller has obtained the SWFWMD permit and is awaiting issuance of the ACOE permit. Accordingly, the Closing Date described in Paragraph 7(a) of the Agreement is hereby extended to the earlier of (i) June 1, 2001, or (ii) 7 days after issuance of the ACOE permit. Also, Paragraphs 7(a) & 7(b) of the Agreement are hereby amended to extend by 30 days all dates and deadlines which are applicable if Buyer exercises its right to extend the Closing Date beyond June 1, 2001. If Buyer elects to extend the Closing Date beyond June 1, 2001, Buyer must give Seller written notice and pay the Extension Fee by June 1, 2001, in which event the Extension Fee shall be applicable to the Adjusted Purchase Price as shown in said Paragraph 7(b) and the Closing Dates applicable to each Adjusted Purchase Price shall be extended by thirty
(30) days.

         3. Ratification of Agreement. This Amendment shall control any conflicting provisions of the Agreement or prior amendments, which is hereby ratified and confirmed by Buyer and Seller.

         4. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be taken to be an original.

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

SELLER:                                              BUYER:

TROUT CREEK PROPERTIES, LLC                 CRESCENT RESOURCES, LLC

By:  /s/ Brian P. Burns                     By: /s/ Michael Wiggins
     --------------------------                 ------------------------

Name: Brian P. Burns                        Name: Michael Wiggins
Title: Chairman and President               Title:  Vice President
Date:  30 April 2001                        Date:   4-30-01